Exhibit 10.13

LEASE CONTRACT OF WORKSHOP

Lessor (hereinafter referred to as Party A): Changzhou High-Tech District EPZ Investment & Development Co., Ltd, which is located at No.2 Xinzhu road, Xinbei District, Changzhou

Lessee (hereinafter referred to as Party B): A123 Systems (China) Materials Co., Ltd, which is located in Changzhou Export Processing Zone (EPZ)

Party A and Party B have reached an agreement with regard to lease of standard workshop in Changzhou EPZ to conclude the following contract:

Article 1.         Workshop

(1)    Location: The leased workshop is located in standard workshop district of Changzhou High-Tech EPZ, the name of the workshop is A7;

(2)    Area of structure: 13,353 square meters

(3)    Construction: Reinforced concrete frame construction

(4)    Affiliated facilities (electricity, water supply, sewage disposal facility and pipeline)

Article 2.         Use

Party A and Party B mutually agree that the leased workshop will be used for industrial production and handling official business. Party B shall not change the use of the leased workshop unless obtaining the consent of Party A.

Article 3.         Lease term: three (3) years

(1)    The lease term will be from 1st March 2009 to 29th February 2012.

(2)    Party B may require an extension of the lease term to the oncoming of expiration day of this lease contract, by necessarily sending a written notice to Party A three (3) months before the expiration day of this lease contract. Both parties shall re-sign this contract or sign a new lease contract for the extension of the lease term.

Article 4.         Rent and payment

(1)   Party B shall pay to Party A for the rent and fees for property management.

The rent will be RMB11 per square meter per month, RMB 0.5 for property management.

(2)   Payment:

(1)       After execution of this lease contract, the deposit Party B paid last quarter will be transferred as cash pledge for this quarter.

(2)       The rent and fees for property management shall be paid every three (3) months, and shall be paid off within 5 days since the beginning of the quarter.

(3)       Party A shall bear the tax relating to issuance of invoice.

(4)       The payment will be fulfilled with cash or credit to Party A, and currency of settlement shall be Renminbi (RMB).

Article 5.         Delivery and receiving

(1)   Party A shall delivery the workshop set forth in this lease contract to Party B at the execution date of this lease contract.

(2)   Party A may deem that Party B has received the leased workshop according to the term set forth in (1) of Article 5, although Party B fails to do so on time.

(3)   Both parties shall jointly examine, check and receive the leased workshop, its decoration and finishing, and affiliated facilities by setting down in writing during delivery and receiving of the workshop.

Article 6.         Decoration and finishing and setting up of workshop, replenishment of facilities

(1)     Party B shall appropriately maintain and protect the leased workshop and the affiliated facilities, and shall preserve cleanliness and safety. Party B shall not dismantle/remove, decorate or modify the workshop or the facilities without consent of Party A and any objective reason.

(2)     Any necessary decoration, finishing and setting up action shall be done on the basis of no alteration or modification to the original structure of workshop. Moreover, Party B shall obtain the consent of Party A, and shall report to Party A any accessorial facilities to be used in decoration, finishing and setting up of the workshop for the record. Party B shall bear all expenses and may restore the workshop to the original state or return it to Party A together with all the decorations after expiration day of this lease contract.

Article 7.         Rights and liabilities

(1)   Party A shall deliver the leased workshop to Party B at the stipulated time of this lease contract.

(2)   Party A shall ensure the validity and integrality of use of the leased workshop and the land subject to the stipulation in this lease contract, and shall guarantee that Party B can use the workshop without interference from any third party.

(3)   Party A shall guarantee the security of use of the leased workshop, and shall be responsible for common repair and management of the workshop.

(4)   Party A has the right to supervise the use of the workshop and facilities and the disposal of domestic garbage.

(5)   Party B has the right to start the inside decoration and stringing/wiring for facilities installation after receiving the leased workshop.

(6)   Party B shall pay to Party A the rent on schedule subject to the stipulation of this lease contract.

(7)   Party B shall appropriately use and manage the leased workshop, shall not sublease, transfer or under-lease the workshop, or conduct any illegal activity in the workshop, or prejudice the public interests, or change the use of the workshop without consent of Party A. Party B shall ensure lawful operation, maintain fire prevention and sanitation.

(8)   Party B shall bear all expenses for water and electricity supply incurring after receiving the workshop A7.

(9)     Party B shall conduct the preparation for restoration of the workshop after termination of this lease contract.

Article 8.         Liabilities

(1)   This lease contract will come into legal force as soon as it is signed by both parties; neither party shall breach this lease contract by throwing the lease without mutual consent (except of force majeure).

(2)   Party B shall pay to Party A an amount being equal to 5‰ of the total rent per day as fine for delaying payment of rent and fees for property management. Party A may deem a 60-day overdue payment by Party B to be a serious breach of this lease contract, and reserves the right to unilaterally terminate this lease contract.

(3)   Party A will deem the Party B to seriously breach this lease contract under any of the following circumstances, and may terminate this contract before expiration day and retract the leased workshop, the cash pledge received by Party A will not be refunded to Party B, and Party A reserves the right to claim against Party B for actual losses.

(1) The Lessee (Party B) sublease, transfer or under-lease the workshop without consent of the Lessor (Party A);

(2)       The Lessee (Party B) conduct illegal activities in the leased workshop, which prejudices public interests;

(3)       The Lessee (Party B) changes the use of the leased workshop without consent of the Lessor (Party A) and approval of related administrative authority;

(4)       The Lessee (Party B) alters/modifies the structure of the workshop without consent of Party A, and destroys the workshop and accessorial facilities.

Article 9.         Termination of this lease contract

(1)   Party B shall handle the procedure of restoration with Party A within 10 days after the expiration of the lease term, the contract will be terminated after both parties check and affirm the workshop and accessorial facilities. If no dissidence relating to restoration of the workshop, Party A shall refund the cash pledge to Party B within 5 days after restoration of the workshop.

(2)   If either party needs to terminate this lease contract during the lease term due to any objective reason, the party applying for termination shall give one-month written notice to the other party, and handles the procedures by consensus.

(3)   If this lease contract will be terminated in advance due to Party B’s breach of this contract or other reasons, Party B shall handle the procedure of restoration within 10 days after termination of this lease contract or after receipt of notice from Party A.

(4)   Party A will reserve the right to doubly charge for monthly rent as occupancy expense and claim against Party B for any other economic loss, if Party B fails to pay for the rent for 30 days after termination of this lease contract.

(5)   Party B shall compensate for all the losses and shortages occurred on the leased workshop and accessorial facilities caused by fault of

Party B found out in the restoration procedures, and deduct from the cash pledge.

Article 10.       The construction company engaged by Party B shall sign a responsibility pledge for appropriate construction with management authority of Changzhou EPZ before entering into building site.

Article 11.       This lease contract will be governed by the law of the PRC. Any dispute arising out of this lease contract shall be resolved by amicable consultation. If any dispute cannot be resolved through consultation, either party shall bring the dispute before the local court.

Article 12.       Any matter not mentioned herein shall be resolved through amicable consultation by both parties.

Article 13.       This lease contract is written in five originals, and will come into force after execution by duly authorized representatives of both parties and finishing registration procedure. Party A shall be responsible for registration of the lease to local management authority and bear the relative expenses. Party A and Party B hold two originals respectively; the real estate management authority keeps one original for the record.

Article 14.       The Supplementary Agreement of the A7 Lease Contract signed by Party A and Party B on 20th February 2009, which concerns the lease of the outdoor facility building, the outbuilding, the parking shed and the passenger/goods lift, etc., by Party B from Party A, serves as an attachment of this contract and shall be executed together with this contract.

Party A:           Changzhou High-Tech District EPZ Investment & Development Co., Ltd

(official seal)

Representative:  Huang Zhen (signature)

Date:                 1st March 2009

Party B:           A123 Systems (China) Materials Co., Ltd

(official seal)

Representative:    Zheng Tao (signature)

Date:                 1st March 2009

Supplementary Agreement of the Lease Contract of Workshop A7

Lessor (hereinafter referred to as Party A): Changzhou High-Tech District EPZ Investment & Development Co., Ltd, which is located at No.2 Xinzhu road, Xinbei District, Changzhou

Lessee (hereinafter referred to as Party B): A123 Systems (China) Materials Co., Ltd, which is located at Building A7 of Changzhou Export Processing Zone (EPZ)

Unless otherwise provided, the terms used in this agreement shall bear the same meanings as specified in the Lease Contract of Workshop (hereinafter referred to as “the prime contract”) signed by Party A and Party B on 23rd February 2008.

Whereas Party A and Party B concluded the Lease Contract of Workshop on 23rd February 2008, in the spirit of mutual benefit and through amicable consultation, the two parties hereby reached the Supplementary Agreement with respect to the matters not mentioned in the Lease Contract of Workshop.

Article 1. Add the following items to “Article 3 Scope of Lease” of the prime contract:

1.     A7 Outdoor Water Tank 120T (Actual Volume: 100T): After conclusion of the contract, Party A shall hire an institution of design for design drawing. The construction work shall start upon the approval of the design by Party B. The actual cost of the project will be paid back in 10 year’s time as lease rentals and will be collected together with the rent of the workshop quarterly. Party B shall bear the regular cleaning expenses.

2.     Outdoor Facility Building constructed next to A7 (the building was originally designed as a 4-floor structure; first floor covering an area of 280 square meters was completed; the following construction work shall stick to the original design.)  : the rent will be RMB 11.5 pre square meter a month (property management fee included) and will be collected together with the rent of the workshop quarterly.

3.     Outbuilding, to the west of A7: area: 423 square meters; the rent will be RMB11.5 pre square meter a month (property management fee included) and will be collected together with the rent of the workshop quarterly.

4.     Parking Shed, to the south of A7: area: 300 square meters; contractual construction price: RMB 177,173.77; the actual cost of the project will be paid back in 10 year’s time as lease rentals and will be collected together with the rent of the workshop quarterly.

The parking shed previously constructed by Party B costs RMB 65,594. Party

A shall pay the amount once Party B provides the valid invoices and other receipts as proof of the cost. Party B shall pay lease rentals for this parking shed together with the one constructed by Party A.

The total lease rentals pre quarter for the two parking sheds: RMB 6,069.2.

5.     A 10-Passenger Lift and a 2T goods lift: contractual construction price: RMB 342,700; the actual cost of the project will be paid back in 10 year’s time as lease rentals and will be collected together with the rent of the workshop quarterly. Party A shall bear the regular maintenance fee, while Party B shall be responsible for any repair expenses caused by its own misuse of the lifts. The lease rentals pre quarter for the lifts: RMB 8,567.5.

6.     Smoking Shed: contractual construction price: RMB14,745.8; the actual cost of the project will be paid back in 10 year’s time as lease rentals; the lease rentals pre quarter: RMB 368.6.

7.     Within 14 days after the conclusion of the contract, Party B shall pay Party A RMB 100,000 as the down payment for the construction of items specified in item1, 2 and 3. After Party B makes the formal acceptance, lease rentals can be deducted from said down payment. When all the down payment has been deducted, the lease rentals shall be paid together with the rent of the workshop quarterly.

8.     The total lease rentals of item 4, 5 and 6 pre quarter: RMB 15,005.3.

9.     Lease term: subject to the prime contract.

Article 2. Add the following items to “Article 4 Miscellaneous” of the prime contract:

1.     In case Party B, without any just cause, refuses to takeover the aforementioned items when Party A intent to hands them over after a proper final acceptance of the construction, Party B shall bear all the construction expenses occurred during the construction period.

2.     Lease rentals of the parking sheds and the smoking shed shall be collected since 1st January 2009.

3.     Lease rentals of the building constructed next to the south-west side of A7 since 1st June 2008: RMB 22,540; Lease rentals of the lifts since 1st May 2008: RMB 22,846; by 31st December 2008, the total payable lease rentals is RMB 45,386, which shall be paid in a lump-sum payment within 10 days after the conclusion of this contract. The later occurred lease rentals shall be collected quarterly since 1st January 2009.

4.     Lease rentals of the uncompleted items shall be collected since the date of formal acceptance. The payment shall be made in the same manor as described above.

5.     With respect to the construction of item 1, 2, 3, 4 and 6, Party B has the right to have the qualities and costs of the facilities inspected and audited by its own auditing firm. However, as long as the audited price fall within the reasonable range, Party B must accept the auditing result provided by Party A.

This agreement, when coming into effect, shall be deemed as an indivisible part of the Lease Contract of Workshop, which will be of the same effect as the Lease Contract of Workshop.

Except the articles specifically amended in this agreement, the rest parts of the prime contract shall remain the same with full effect.

Attachments:

Photocopies of the construction contract for item 4, 5 and 6.

This agreement is written in 2 originals, one for each party.

Party A:           Changzhou High-Tech District EPZ Investment & Development Co., Ltd

(official seal)

Representative:

Date:                 20th February 2009

Party B:           A123 Systems (China) Materials Co., Ltd

(official seal)

Representative:

Date: